Exhibit 99.2

Supplemental Financial & Operating Information FOURTH QUARTER ENDED DECEMBER 31, 2017

CORPORATE OVERVIEW About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders. As of December 31, 2017, our diversified portfolio was comprised of 2,480 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 49 million square feet are leased to 419 tenants across 49 states and 30 industries. Corporate Headquarters Transfer Agent Investor Relations 2727 N. Harwood St. American Stock Transfer (972) 476-1903 Suite 300 & Trust Company, LLC InvestorRelations@spirit Dallas, Texas 75201 Phone: 866-703-9065 realty.com Phone: 972-476-1900 www.amstock.com www.spiritrealty.com Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 2

TABLE OF CONTENTS Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition Activity 12 Disposition Activity 13 Tenant / Industry / Portfolio Diversification 14 Same Store Performance 17 Occupancy 18 Lease Summary 19 Net Asset Value (NAV) Components 21 Analyst Coverage 22 Appendix: 23 Reporting Definitions and Explanations 24 Non-GAAP Reconciliations 28 Forward-Looking Statements and Risk Factors 29 Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 3

PORTFOLIO AND FINANCIAL OVERVIEW $ in thousands Portfolio Data Percent of Top 10 Tenants Properties Contractual Rent Total Real Estate Investments $ 7,903,025 Owned Properties 2,392 1 Specialty Retail Shops Holding Corp. 99 7.7% Properties Securing Mortgage Loans 88 2 AMC Entertainment, Inc 18 2.6% Total Properties 2,480 3 Walgreen Company 39 2.2% Tenants 419 4 Cajun Global LLC 182 2.2% Industries 30 States 49 5 Academy, LTD. 6 2.0% Occupancy 99.2% Top 5 Total 344 16.7% Capitalization 6 Alimentation Couche-Tard, Inc. 82 1.9% Equity Market Capitalization $ 4,022,686 7 The Home Depot, Inc. 7 1.8% Total Debt $ 3,740,651 Total Market Capitalization $ 7,763,337 8 Regal Entertainment Group 15 1.5% Enterprise Value $ 7,648,630 9 Carmax, Inc 8 1.5% Corporate Liquidity 10 CVS Caremark Corporation 34 1.5% Cash and Cash Equivalents $ 8,798 Top 10 Total 490 24.9% Restricted Cash Balances Held for Benefit of Lenders 105,909 Portfolio Weighted Average Remaining Lease Term (Years) 10.0 Availability Under Revolving Credit Facility 688,000 Top 10 Tenant Weighted Average Unit Level Rent Coverage 2.1x Availability Under Term Loan 420,000 Top 10 Tenant Median Unit Level Rent Coverage 1.9x Total $ 1,222,707 Financial Ratios Adjusted Debt / Enterprise Value 47.4% Unencumbered Assets Properties Real Estate Investment Adjusted Debt / Annualized Adjusted EBITDA 6.3x Retail 1,199 $ 4,029,145 Adjusted Debt + Preferred / Annualized Adjusted Industrial 21 381,735 EBITDA 6.6x Fixed Charge Coverage Ratio 3.3x Office 27 250,230 Unencumbered Assets / Unsecured Debt 4.0x Total 1,247 $ 4,661,110 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands (Unaudited) THREE MONTHS ENDED YEAR ENDED DECEMBER 31, DECEMBER 31, Revenues: 2017 2016 2017 2016 Rentals $ 159,511 $ 164,273 $ 639,017 $ 648,363 Interest income on loans receivable 1,022 927 3,791 5,253 Earned income from direct financing leases 465 660 2,078 2,742 Tenant reimbursement income 3,611 3,632 16,747 14,125 Other Income and interest from real estate transactions 739 3,891 7,322 15,491 Total revenues 165,348 173,383 668,955 685,974 Expenses: General and administrative (1) 12,072 12,004 62,064 52,615 Restructuring charges — 615 — 6,341 Transaction costs 3,216 — 6,361 — Property costs (including reimbursable) 9,854 9,985 36,617 30,839 Real estate acquisition costs 583 1,137 1,356 3,229 Interest 47,998 46,744 190,127 196,586 Depreciation and amortization 63,132 68,049 256,019 262,276 Impairments 14,221 46,879 102,330 88,275 Total expenses 151,076 185,413 654,874 640,161 Income (loss) from continuing operations before other (expense) income and income tax benefit 14,272 (12,030) 14,081 45,813 (expense) (Loss) gain on debt extinguishment (3,415) (93) (1,645) 233 Income (loss) from continuing operations before income tax benefit (expense) 10,857 (12,123) 12,436 46,046 Income tax benefit (expense) 25 (33) (394) (965) Income (loss) before gain on disposition of assets 10,882 (12,156) 12,042 45,081 Gain on disposition of assets 24,909 13,144 65,106 52,365 Net Income 35,791 988 77,148 97,446 Dividends paid to preferred stockholders (2,530) — (2,530) — Net income attributable to common stockholders $ 33,261 $ 988 $ 74,618 $ 97,446 (1) Year ended December 31, 2017 includes $11.1 million in severance related costs. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 5 Year ended December 31, 2017, includes $11.1 million in severance retlated costs.

SPIRIT REALTY

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,	
	2017	2016	2017	2016
Net Income Attributable to Common Stockholders [1] [2]	$ 33,261	$ 988	$ 74,618	$ 97,446
Portfolio Depreciation and Amortization - Continuing Operations	62,990	67,909	255,454	261,799
Portfolio Impairments - Continuing Operations	14,221	46,379	102,330	88,072
Realized Gains on Sales of Real Estate	(24,909)	(13,144)	(65,106)	(52,365)
Funds From Operations attributable to Common Stockholders	**$ 85,563**	**$ 102,132**	**$ 367,296**	**$ 394,952**
Loss (Gain) on Debt Extinguishment	3,415	93	1,645	(233)
Restructuring Charges	—	615	—	6,341
Other Costs in G&A Associated With Headquarters Relocation	—	187	—	3,629
Transaction costs	3,216	—	6,361	—
Real Estate Acquisition Costs	583	1,137	1,356	3,229
Non-Cash Interest Expense	6,533	5,236	23,469	15,380
Accrued Interest and Fees on Defaulted Loans	1,284	788	4,201	4,740
Swap Termination Costs (Included in G&A)	—	—	—	1,724
Straight-line rent, net of related bad debt expense	(6,047)	(9,399)	(19,474)	(23,496)
Other amortization and non-cash charges	(818)	(781)	(3,266)	(2,837)
Non-Cash Compensation Expense	2,783	2,381	16,560	9,570
Adjusted Funds From Operations attributable to Common Stockholders	**$ 96,512**	**$ 102,389**	**$ 398,148**	**$ 412,999**
Dividends Declared to Common Stockholders	$ 80,796	$ 87,040	$ 332,402	$ 333,180
Net Income Per Share of Common Stock				
Basic [3]	$ 0.07	$ —	$ 0.16	$ 0.21
Diluted [3]	$ 0.07	$ —	$ 0.16	$ 0.21
FFO Per Share of Common Stock - Diluted				
Diluted [3]	$ 0.19	$ 0.21	$ 0.78	$ 0.84
AFFO Per Share of Common Stock - Diluted				
Diluted [3]	$ 0.21	$ 0.21	$ 0.85	$ 0.88
Weighted Average Shares of Common Stock Outstanding:				
Basic	453,799,044	482,529,814	467,934,945	469,217,776
Diluted	453,830,160	482,612,237	467,942,788	469,246,265

[1] The year ended December 31, 2017 includes $11.1 million of severance related costs, comprising $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards.

[2] For the year ended December 31, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for six rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or December 31, 2016	$ 1.3
Three months of prepaid rent for the three stores subsequently sold	0.5
Total included in AFFO	$ 1.8

[3] For the three months ended December 31, 2017 and 2016, dividends paid to unvested restricted shareholders of $0.3 million and $0.2 million, respectively, and for the year ended December 31, 2017 and 2016, dividends paid to unvested restricted shareholders of $0.9 million and $0.6 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 6

CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts (Unaudited) December 31, December 31, 2017 2016 Assets Real Estate Investments: Land and Improvements $ 2,588,930 $ 2,704,010 Buildings and Improvements 4,692,377 4,775,221 Total Real Estate Investments 7,281,307 7,479,231 Less: Accumulated Depreciation (1,075,643) (940,005) 6,205,664 6,539,226 Loans Receivable, Net 79,967 66,578 Intangible Lease Assets, Net 409,903 470,276 Real Estate Assets Under Direct Financing Leases, Net 24,865 36,005 Real Estate Assets Held For Sale, Net 48,929 160,570 Net Investments 6,769,328 7,272,655 Cash and Cash Equivalents 8,798 10,059 Deferred Costs and Other Assets, Net 231,045 140,917 Goodwill 254,340 254,340 Total Assets $ 7,263,511 $ 7,677,971 Liabilities and Stockholders’ Equity Liabilities: Revolving Credit Facilities $ 112,000 $ 86,000 Term Loan, Net — 418,471 Senior Unsecured Notes 295,321 295,112 Mortgages and Notes Payable, Net 2,516,478 2,162,403 Convertible Notes, Net 715,881 702,642 Total Debt, Net 3,639,680 3,664,628 Intangible Lease Liabilities, Net 155,303 182,320 Accounts Payable, Accrued Expenses and Other Liabilities 148,919 148,915 Total Liabilities 3,943,902 3,995,863 Stockholders’ Equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares and no shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively, liquidation preference of $25.00 per share 166,193 — Common stock, $0.01 par value, 750,000,000 shares authorized: 448,868,269 shares and 483,624,120 shares issued and outstanding at December 31, 2017 and December 31, 2016, 4,489 4,836 respectively Capital in excess of common stock par value 5,193,631 5,177,086 Accumulated deficit (2,044,704) (1,499,814) Total Stockholders’ Equity 3,319,609 3,682,108 Total Liabilities and Stockholders’ Equity $ 7,263,511 $ 7,677,971 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 7

CAPITALIZATION $ in thousands, except per share data Debt Principal Enterprise Value Balance $7,649 Million Revolving Credit ($ in millions) $ 112,000 Facility $9,000 Debt Type Term Loan — $8,000 Senior Unsecured 300,000 Notes $7,000 Secured Convertible Notes 747,500 69% $6,000 Master Trust Notes 2,248,504 CMBS Notes 332,647 $5,000 Unsecured Total Debt $ 3,740,651 $4,000 31% $3,000 Equity $2,000 Common Preferred Fixed/Floating Rate Debt Shares Outstanding 448,868,269 6,900,000 $1,000 Share Price $ 8.58 $ 24.84 $0 Equity Market Capitalization $ 4,022,686 -$1,000 Fixed ($1,000) 97% Floating Enterprise Value CMBS Notes $ 333 3% Master Trust Notes $ 2,249 Total Market Capitalization $ 7,763,337 Convertible Notes/Revolving Credit $ 1,159 Facilities/Term Loan/Senior Notes Less: Cash and Cash Equivalents (8,798) Equity $ 4,023 Less: Restricted Cash Balances Restricted Cash Balances Held for (105,909) $ (106) Held for Benefit of Lenders Benefit of Lenders Enterprise Value $ 7,648,630 Cash $ (9) Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 8

SPIRIT REALTY

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]								Secured Debt[1]				Total	
	Revolving Credit Facility		Term Loan		Senior Unsecured Notes		Convertible Notes		Master Trust		CMBS		Total	
Year of Maturity	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate[2]	Amount	Weighted Avg Stated Int Rate
2018	$ —		$ —		$ —		$ —		$ 125,000	3.89%	$ 64,313	9.21%	$ 189,313	5.70%
2019	112,000	2.74%	—		—		402,500	2.88%	—		—		514,500	2.85%
2020	—		—		—		—		402,437	4.67%	—		402,437	4.67%
2021	—		—		—		345,000	3.75%	222,683	5.76%	—		567,683	4.54%
2022	—		—		—		—		952,016	5.07%	42,400	4.67%	994,416	5.06%
2023	—		—		—		—		187,704	5.27%	218,767	5.47%	406,471	5.37%
2024	—		—		—		—		—		—		—	
2025	—		—		—		—		—		1,199	6.00%	1,199	6.00%
2026	—		—		300,000	4.45%	—		—		—		300,000	4.45%
2027	—		—		—		—		—		—		—	
Thereafter	—		—		—		—		358,664	4.63%	5,968	5.80%	364,632	4.65%
Total Debt	**$ 112,000**		**$ —**		**$ 300,000**		**$ 747,500**		**$ 2,248,504**		**$ 332,647**		**$ 3,740,651**	
(Discounts) Premiums, Net	—		—		(1,660)		(23,658)		(36,188)		107		(61,399)	
Deferred Financing Costs, Net[3]	—		—		(3,019)		(7,961)		(24,010)		(4,582)		(39,572)	
Total Debt, Net	**$ 112,000**		**$ —**		**$ 295,321**		**$ 715,881**		**$ 2,188,306**		**$ 328,172**		**$ 3,639,680**	
Weighted Avg Stated Int Rate		2.74%		—%		4.45%		3.28%		4.95%		6.10%		4.61%
Weighted Avg Maturity in Years	1.2		0.8		8.7		2.3		5.2		4.6		4.7	
Number of Owned and Financed Properties Securing Debt	—		—		—		—		1,111		108		1,219	

[1] Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

[2] Interest rates include the default interest rates for six separate fixed rate CMBS loans totaling $64.3 million maturing in 2018, including $13.2 million of capitalized interest, that are in default due to the underperformance of the eight properties that secure them. The Weighted Average Stated Interest Rate for these defaulted loans is 9.21%. If the defaulted loans were excluded the Weighted Average Stated Interest Rate for all CMBS maturities would be 5.35%, and the Weighted Average Stated Interest Rate for all debt maturities would be 4.53%.

[3] Excludes deferred financing costs incurred in connection with Revolving Credit Facilities, which are reported in Deferred Costs and Other Assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.
Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 9

DEBT MATURITIES BY QUARTER

$ in thousands

Year of Maturity [1]		First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total	Weighted Avg Stated Int Rate [2]
2018	$	64,313	$	—	$	—	$	125,000	$	189,313	5.70%
2019		112,000 [3]		402,500		—		—		514,500	2.85%
2020		150,000		—		252,437		—		402,437	4.67%
2021		222,683		345,000		—		—		567,683	4.54%
2022		311,336		—		42,400		640,680		994,416	5.06%
Thereafter		358,664		—		496,735		216,903		1,072,302	4.87%
Total Debt	**$**	**1,218,996**	**$**	**747,500**	**$**	**791,572**	**$**	**982,583**	**$**	**3,740,651**	**4.61%**


Wawa


EMERGENCY
EMERGENCY

[1] Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

[2] Interest rates include the default interest rates for six separate fixed rate CMBS loans which are in default. If the defaulted loans were excluded, the 2018 Weighted Average Stated Interest Rate would be 3.89% and the total Weighted Average Stated Interest Rate would be 4.53%.

[3] The first quarter of 2019 includes $112.0 million in balances related to our Revolving Credit Facility that is extendible at borrower's option pursuant to a one-year extension option.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.
Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 10

SENIOR UNSECURED NOTES COVENANT COMPLIANCE Covenant Requirement December 31, 2017 Total Debt to Total Assets < 60% 44.6% Total Secured Debt to Total Assets < 40% 31.5% Fixed Charge Coverage > 1.5x 2.93 X Total Unencumbered Assets to Total Unsecured Debt > 1.5x 4.02 X Credit Ratings Fitch Ratings BBB- (stable) Moody’s Ratings Services Baa3 (negative) Standard & Poor’s Rating Services BBB- (stable) Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 11

ACQUISITION ACTIVITY

$ in thousands

Q4 2017	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	—%	—	—	$ —	$ —	—	—%	—%	—
Existing Tenants	100.0%	—	—	8,820	553	—	6.27%	6.27%	—
Total/Weighted Average	**100.0%**	**—**	**—**	**$ 8,820**	**$ 553**	**—**	**6.27%**	**6.27%**	**—**
By Asset Type:									
Retail	98.8%	—	—	$ 8,715	$ 553	—	6.35%	6.35%	—
Industrial	0.0%	—	—	—	—	—	—%	—%	—
Office	1.2%	—	—	105	—	—	—%	—%	—
Total/Weighted Average	**100.0%**	**—**	**—**	**$ 8,820**	**$ 553**	**—**	**6.27%**	**6.27%**	**—**

YTD 2017	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	29.4%	9	17	$ 94,913	$ 8,701	706,913	9.17%	10.06%	11.0
Existing Tenants	70.6%	16	22	$ 228,064	$ 16,033	1,006,774	7.03%	7.61%	12.7
Total/Weighted Average	**100.0%**	**25**	**39**	**$ 322,977**	**$ 24,734**	**1,713,687**	**7.66%**	**8.33%**	**12.0**
By Asset Type:									
Retail	66.2%	22	35	$ 213,438	$ 15,340	904,099	7.19%	7.64%	14.0
Industrial	12.9%	1	1	$ 41,671	$ 2,936	303,485	7.05%	7.23%	14.0
Office	21.0%	2	3	$ 67,868	$ 6,458	506,103	9.52%	11.19%	7.2
Total/Weighted Average	**100.1%**	**25**	**39**	**$ 322,977**	**$ 24,734**	**1,713,687**	**7.66%**	**8.33%**	**12.0**

Of Our Q4 2017 Gross Investment of $8.4 Million:	
—%	**Sale-Leaseback Transactions**
71.9%	**Master Leases**

Of Our YTD 2017 Gross Investment of $322.6 Million:	
52.4%	**Sale-Leaseback Transactions**
18.6%	**Master Leases**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 12

ACQUISITION ACTIVITY $ in thousands Q4 2017 % of Gross Number of Number of Gross Annualized Total Initial Economic Wtd. Avg. Lease Investment Transactions Properties Investment Rents Square Feet Cash Yield Yield Term (Years) New Tenants —% — — $ — $ — — —% —% — Existing Tenants 100.0% — — 8,820 553 — 6.27% 6.27% — Total/Weighted 100.0% — — $ 8,820 $ 553 — 6.27% 6.27% — Average By Asset Type: Retail 98.8% — — $ 8,715 $ 553 — 6.35% 6.35% — Industrial 0.0% — — — — — —% —% — Office 1.2% — — 105 — — —% —% — Total/Weighted 100.0% — — $ 8,820 $ 553 — 6.27% 6.27% — Average YTD 2017 % of Gross Number of Number of Gross Annualized Total Initial Economic Wtd. Avg. Lease Investment Transactions Properties Investment Rents Square Feet Cash Yield Yield Term (Years) New Tenants 29.4% 9 17 $ 94,913 $ 8,701 706,913 9.17% 10.06% 11.0 Existing Tenants 70.6% 16 22 $ 228,064 $ 16,033 1,006,774 7.03% 7.61% 12.7 Total/Weighted 100.0% 25 39 $ 322,977 $ 24,734 1,713,687 7.66% 8.33% 12.0 Average By Asset Type: Retail 66.2% 22 35 $ 213,438 $ 15,340 904,099 7.19% 7.64% 14.0 Industrial 12.9% 1 1 $ 41,671 $ 2,936 303,485 7.05% 7.23% 14.0 Office 21.0% 2 3 $ 67,868 $ 6,458 506,103 9.52% 11.19% 7.2 Total/Weighted 100.1% 25 39 $ 322,977 $ 24,734 1,713,687 7.66% 8.33% 12.0 Average Of Our Q4 2017 Gross Investment of $ 8.4 Million: Of Our YTD 2017 Gross Investment of $322.6 Million: —% Sale-Leaseback Transactions 52.4% Sale-Leaseback Transactions 71.9% Master Leases 18.6% Master Leases Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 12

SPIRIT REALTY

TENANT DIVERSIFICATION – TOP 20

	Tenant	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
1	Shopko (Specialty Retail Shops Holding Corp.)	99	6,701	7.7%
2	AMC Entertainment Inc. / Carmike Cinemas	18	917	2.6%
3	Walgreen Company	39	578	2.2%
4	Church's Chicken (Cajun Global, LLC)	182	258	2.2%
5	Academy Sports + Outdoors (Academy, LTD)	6	1,805	2.0%
6	Circle K (Alimentation Couche-Tard, Inc.)	82	248	1.9%
7	The Home Depot, Inc.	7	821	1.8%
8	Regal Entertainment Group	15	656	1.5%
9	CarMax, Inc.	8	356	1.5%
10	CVS Caremark Corporation	34	383	1.5%
11	Albertsons (AB Acquisition, LLC)	22	969	1.5%
12	GPM Investments, LLC	105	272	1.4%
13	Car Wash Partners, Inc.	23	162	1.3%
14	Goodrich Quality Theaters	5	245	1.2%
15	Universal Pool Co., Inc.	14	543	1.2%
16	Ferguson Enterprises, Inc.	7	1,003	1.0%
17	Rite Aid Corp	23	274	1.0%
18	Sportsman's Warehouse Holdings, Inc.	10	476	1.0%
19	PetSmart, Inc.	6	1,016	1.0%
20	BJ's Wholesale Club, Inc.	4	475	1.0%
	Other	1,664	28,313	63.5%
	Vacant	19	1,734	—
Total		**2,392**	**48,205**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 14

INDUSTRY DIVERSIFICATION

Industry Concentration
Percent of Contractual Rent


Service
59.9%
Other
1.6%
Industrial
4.4%
Traditional Retail
34.1%

Industry	Sub Industry	Number of Owned Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
Traditional Retail	General Merchandise	111	7,743	8.9%
Service	Restaurants - Casual Dining	301	1,797	8.5%
Service	Restaurants - Quick Service	578	1,349	8.1%
Service	Movie Theaters	62	3,115	7.8%
Service	Convenience Stores	318	1,026	7.0%
Service	Medical / Other Office	120	1,268	4.9%
Traditional Retail	Grocery	61	2,968	4.8%
Service	Drug Stores / Pharmacies	97	1,372	4.8%
Service	Health and Fitness	44	1,775	4.1%
Traditional Retail	Specialty Retail	68	2,442	3.9%
Traditional Retail	Home Improvement	38	2,289	3.7%
Traditional Retail	Sporting Goods	18	2,547	3.4%
Service	Entertainment	26	1,199	3.1%
Service	Education	55	821	2.7%
Service	Automotive Services	128	748	2.7%
Traditional Retail	Home Furnishings	26	1,615	2.4%
Service	Automotive Dealers	23	664	2.3%
Traditional Retail	Apparel	13	1,995	2.3%
Service	Car Washes	41	231	1.9%
Other	Other	6	978	1.6%
Industrial	Distribution	11	1,083	1.6%
Industrial	Building Materials	38	1,561	1.4%
Industrial	Manufacturing	16	2,050	1.4%
Traditional Retail	Automotive Parts	61	523	1.2%
Traditional Retail	Dollar Stores	75	770	1.2%
Traditional Retail	Wholesale Clubs	5	513	1.1%
Service	Pet Supplies & Service	6	1,015	1.0%
Service	Financial Services	4	342	1.0%
Traditional Retail	Office Supplies	17	448	0.7%
Traditional Retail	Consumer Electronics	6	224	0.5%
	Vacant	19	1,734	—
	Total	**2,392**	**48,205**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 15

PORTFOLIO DIVERSIFICATION Asset Diversification Retail 85% Industrial 8% Office 7% % of Contractual Rent 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5% % of Contractual Rent Texas 12.0% Michigan 3.7% North Carolina 2.4% Oklahoma 1.5% Iowa 1.1% New Hampshire 0.8% West Virginia 0.6% Wyoming 0.2% Georgia 6.1% Minnesota 3.5% Alabama 2.2% Kentucky 1.4% Oregon 1.1% Maryland 0.7% Utah 0.5% Alaska 0.1% Florida 5.9% Arizona 3.1% Pennsylvania 2.0% Nevada 1.4% New Jersey 1.1% Louisiana 0.7% North Dakota 0.4% U.S. V.I. 0.1 Illinois 5.8% Missouri 2.9% Virginia 2.0% Arkansas 1.3% Idaho 1.0% South Dakota 0.6% Nebraska 0.4% Vermont * Ohio 5.2% Tennessee 2.9% Colorado 2.0% Kansas 1.3% Mississippi 1.0% Montana 0.6% Maine 0.4% Hawaii * California 4.2% Indiana 2.9% New York 1.7% Massachusetts 1.2% Washington 0.9% Connecticut 0.6% Rhode Island 0.3% Delaware * Wisconsin 3.8% South Carolina 2.7% New Mexico 1.7% * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 16

SPIRIT REALTY

SAME STORE PERFORMANCE

$ in thousands

Same Store Results		
Number of Properties		2,239
Total Square Feet (in thousands)		39,872
Contractual Cash Rent *(excludes accrued percentage rents)*		
Q4 2017	$	132,027
Q4 2016	$	131,391
Increase (in dollars)	$	636
Increase (percent)		0.5%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the entire measurement period in both the current and prior quarter, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period.


FERGUSON
ENTERPRISES, INC.

Industry	Cash Rents Received for the Quarters Ended December 31, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Movie Theatres	$ 10,766	$ 9,901	$ 865	8.7 %	8.2%	0.7 %
Education	3,332	3,939	(607)	(15.4)%	2.5%	(0.5)%
Restaurants - Casual Dining	11,591	11,826	(235)	(2.0)%	8.8%	(0.2)%
Consumer Electronics	754	589	165	28.0 %	0.6%	0.1 %
Restaurants - Quick Service	12,339	12,179	160	1.3 %	9.3%	0.1 %
Specialty Retail	3,982	3,850	132	3.4 %	3.0%	0.1 %
Entertainment	3,911	4,041	(130)	(3.2)%	3.0%	(0.1)%
Grocery	6,711	6,777	(66)	(1.0)%	5.1%	(0.1)%
Remaining Industries	78,641	78,289	352	0.4 %	59.5%	0.3 %
Total	**$ 132,027**	**$ 131,391**	**$ 636**	**0.5 %**	**100.0%**	**0.5 %**

Asset Type	Cash Rents Received for the Quarters Ended December 31, 2017	2016	Net Change	% Change by Asset Type	% of Total Asset Type Contribution	% Change from Prior Year
Retail	$ 114,177	$ 113,673	$ 504	0.4%	86.5%	0.4%
Industrial	10,283	10,214	69	0.7%	7.8%	0.1%
Office	7,567	7,504	63	0.8%	5.7%	—%
Total	**$ 132,027**	**$ 131,391**	**$ 636**	**0.5%**	**100.0%**	**0.5%**

Note: Same store performance represents the period-to-period change in contractual rent and percentage rents received, net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 17

OCCUPANCY By Property Change in Vacant Properties Occupied 2,373 Vacant Properties at 12/31/2016 46 Vacant 19 Additions 83 Total Owned Properties 2,392 Dispositions / Relets (110) Occupancy Rate 99.2% Vacant Properties at 12/31/2017 19 Historical Occupancy Rates 98.9% 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% 99.1% 99.2% 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 * Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 18

SPIRIT REALTY

LEASE STRUCTURE AND EXPIRATIONS

$ in thousands

Year	Number of Owned Properties	Total Square Feet (in thousands)	Contractual Rent Annualized [1]
2018	50	1,268	$ 17,026
2019	101	1,636	18,956
2020	72	1,459	18,797
2021	178	3,630	43,827
2022	122	3,022	34,010
2023	122	3,757	35,071
2024	55	1,355	22,293
2025	77	2,039	33,882
2026	186	3,614	41,529
2027	209	6,009	76,196
Thereafter	1,201	18,682	260,291
Vacant	19	1,734	—
Totals	**2,392**	**48,205**	**$ 601,878**

(1) Contractual Rent multiplied by twelve.

Based on Contractual Rent:

89% of our leases (excluding those on multi-tenant properties) provide for periodic escalations,

45% of our leases are under Master Lease structures,

83% of our tenants are under Triple Net Leases, and

95% of tenants report financial information.

Lease Expirations as a Percent of Contractual Rent



2018
2.8%
2019
3.1%
2020
3.1%
2021
7.3%
2022
5.7%
2023
5.8%
2024
3.7%
2025
5.6%
2026
6.9%
2027
12.7%
Thereafter
43.3%

Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties)



CPI-Related 37%
Contractual Fixed Increases 53%
Flat 10%

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 19

LEASE ACTIVITY

$ in thousands

Q4 2017	Renewals with an existing tenant	Relet to a new tenant after a period of vacancy	Relet to a new tenant with no period of vacancy	Re-leasing Totals
Prior Monthly Contractual Rent	$ 399,520	$ 140,189	$ —	**$ 539,709**
New Monthly Contractual Rent	$ 393,479	$ 33,644	$ —	**$ 427,123**
Recapture Rate	**98.5%**	**24.0%**	**—%**	**79.1%**
Number of Leases	15	1	—	**16**
Average Months Vacant		0.7		
Additional Invested Capital	$ 1,170,000	$ 250,000	$ —	**$ 1,420,000**
Incremental Yield	—%	—%	—%	

YTD 2017	Renewals with an existing tenant	Relet to a new tenant after a period of vacancy	Relet to a new tenant with no period of vacancy	Re-leasing Totals
Prior Monthly Contractual Rent	$ 918,837	$ 236,213	$ 528,071	**$ 1,683,121**
New Monthly Contractual Rent	$ 919,329	$ 96,595	$ 420,141	**$ 1,436,065**
Recapture Rate	**100.1%**	**40.9%**	**79.6%**	**85.3%**
Number of Leases	41	6	2	**49**
Average Months Vacant		6.8		
Additional Invested Capital	$ 1,220,000	$ 700,000	$ 8,000,000	**$ 9,920,000**
Incremental Yield	—%	—%	5.48%	

Expiring Leases in Q4 2017


93.8%
6.2%
Renewed
Did not renew


WE
ARE
OPEN
closed sunday

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 20

NET ASSET VALUE (NAV) COMPONENTS

$ in thousands

Owned Real Estate Portfolio	Number of Properties		Real Estate Investment		Net Book Value [2]		Annualized Cash Rents	Wtd. Avg. Lease Term (Years)
Retail [1]	2,176	$	6,546,316	$	5,444,957	$	500,742	10.3
Office	116		507,925		442,364		43,953	8.8
Industrial	66		632,125		524,111		49,354	8.6
Leased Real Estate Properties Held For Sale, Net	13		41,153		37,489		1,795	N/M
Properties Under Defaulted Loans [3]	8		32,164		27,756		1,334	N/A
Vacant Properties [4]	13		63,375		57,381		—	N/A
Total Owned Real Estate Portfolio	**2,392**	**$**	**7,823,058**	**$**	**6,534,058**	**$**	**597,178**	**10.0**

Tangible Assets		Net Book Value
Cash and Cash Equivalents	$	8,798
Restricted Cash		105,909
Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net		23,354
Total Other Assets	**$**	**138,061**

Tangible Assets	Number of Properties	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)	Principal Balance Outstanding
Total Loans Receivable	**88**	**8.33%**	**2.9**	**75,245**

Debt	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)		Principal Balance Outstanding
Revolving Credit Facility	2.74%	1.2	$	112,000
Term Loan	—	0.8		—
Senior Unsecured Notes	4.45	8.7		300,000
Convertible Notes	3.28	2.3		747,500
Master Trust Notes	4.95	5.2		2,248,504
CMBS Notes [5]	6.10	4.6		332,647
Total Debt	**4.61%**	**4.7**	**$**	**3,740,651**

Other Liabilities		Net Book Value
Accounts Payable, Accrued Expenses, and Other Tangible Liabilities [6]	$	148,919
Total Other Liabilities	**$**	**148,919**
Preferred Stock Liquidation Value	**$**	**172,500**

Shares Outstanding	
Common Stock	**448,868,269**


TSC
TRACTOR SUPPLY CO

(1) Includes five direct financing lease properties with a Real Estate Investment value of $24.9 million. Annualized Cash Rents include the tenants' current cash obligations of $1.9 million for the lease of these properties.
(2) Represents Real Estate Investment value net of accumulated depreciation as of December 31, 2017.
(3) Includes six vacant properties (none of which are held for sale) and two active properties (one of which is held for sale with a net book value of $2.9 million). These six properties were acquired between 2006 and 2013.
(4) Includes one property that is held for sale with a net book value of $8.3 million.
(5) Includes $64.3 million (including $13.2 million of capitalized interest) of outstanding principal payable under six separate fixed rate CMBS loans that are in default due to the underperformance of the eight properties that secure them with a net book value of $27.8 million.
(6) Includes $81.35 million in dividends payable to common stockholders.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 21

SPIRIT REALTY

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Southcoast, Inc.	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Shivani Sood	shivani.sood@db.com	212.250.4617
FBR Capital Markets & Co.	David Corak	dcorak@fbr.com	703.312.1610
	Matt Boone	mboone@fbr.com	703.312.1848
Green Street	Michael Knott	mknott@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
Ladenburg Thalman & Co.	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Eagan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2658
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Neil Malkin	neil.malkin@rbccm.com	440.715.2651
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 22

Appendix Q4 20167 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 23

REPORTING DEFINITIONS AND EXPLANATIONS Funds from Operations (FFO) and as we do, and, accordingly, our FFO may not be such other equity REITs’ AFFO. AFFO does not Adjusted Funds from Operations (AFFO) comparable to such other equity REITs’ FFO. represent cash generated from operating activities Accordingly, FFO should be considered only as a determined in accordance with GAAP, is not We calculate FFO in accordance with the standards supplement to net income (loss) attributable to necessarily indicative of cash available to fund cash established by the National Association of Real common stockholders as a measure of our needs and should not be considered as an alternative Estate Investment Trusts (NAREIT). FFO represents performance. to net income (determined in accordance with GAAP) net income (loss) attributable to common as a performance measure. stockholders (computed in accordance with GAAP), AFFO is a non-GAAP financial measure of operating excluding real estate-related depreciation and performance used by many companies in the REIT Adjusted EBITDA represents EBITDA, or earnings amortization, impairment charges and net (gains) industry. We adjust FFO to eliminate the impact of before interest, taxes, depreciation and amortization, losses from property dispositions. FFO is a certain items that we believe are not indicative of our modified to include other adjustments to GAAP net supplemental non-GAAP financial measure. We use core operating performance, including restructuring income (loss) attributable to common stockholders for FFO as a supplemental performance measure and divestiture costs, other G&A costs associated real estate acquisition costs, impairment losses, because we believe that FFO is beneficial to with relocation of the Company’s headquarters, gains/losses from the sale of real estate and debt investors as a starting point in measuring our transaction costs associated with our proposed spin- transactions and other items that we do not consider operational performance. Specifically, in excluding off, default interest and fees on non-recourse to be indicative of our on-going operating real estate-related depreciation and amortization, mortgage indebtedness, debt extinguishment gains performance. We focus our business plans to enable gains and losses from property dispositions and (losses), costs associated with swap terminations, us to sustain increasing shareholder value. impairment charges, which do not relate to or are not transaction costs incurred in connection with the Accordingly, we believe that excluding these items, indicative of operating performance, FFO provides a acquisition of real estate investments subject to which are not key drivers of our investment decisions performance measure that, when compared year existing leases and certain non-cash items. These and may cause short-term fluctuations in net income, over year, captures trends in occupancy rates, rental certain non-cash items include non-cash revenues provides a useful supplemental measure to investors rates and operating costs. We also believe that, as a (comprised of straight-line rents, amortization of and analysts in assessing the net earnings widely recognized measure of the performance of above and below market rent on our leases, contribution of our real estate portfolio. Because equity REITs, FFO will be used by investors as a amortization of lease incentives, amortization of net these measures do not represent net income (loss) basis to compare our operating performance with that premium (discount) on loans receivable, provision for that is computed in accordance with GAAP, they of other equity REITs. However, because FFO bad debts and amortization of capitalized lease should not be considered alternatives to net income excludes depreciation and amortization and does not transaction costs), non-cash interest expense (loss) or as an indicator of financial performance. A capture the changes in the value of our properties (comprised of amortization of deferred financing reconciliation of net income (loss) attributable to that result from use or market conditions, all of which costs and amortization of net debt discount/premium) common stockholders (computed in accordance with have real economic effects and could materially and non-cash compensation expense (stock-based GAAP) to EBITDA and Adjusted EBITDA is included impact our results from operations, the utility of FFO compensation expense). In addition, other equity in the Appendix found at the end of this presentation. as a measure of our performance is limited. In REITs may not calculate AFFO as we do, and, addition, other equity REITs may not calculate FFO accordingly, our AFFO may not be comparable to Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 24

REPORTING DEFINITIONS AND EXPLANATIONS Annualized Adjusted EBITDA is calculated by We believe this ratio is a beneficial disclosure to Contractual Rent represents monthly contractual multiplying Adjusted EBITDA of a quarter by four. Our investors as a supplemental means of evaluating our cash rent and earned income from direct financing computation of Adjusted EBITDA and Annualized ability to meet obligations senior to those of our leases, excluding percentage rents, from our Owned Adjusted EBITDA may differ from the methodology equity holders. Our computation of this ratio may Properties recognized during the final month of the used by other equity REITs to calculate these differ from the methodology used by other equity reporting period, adjusted to exclude amounts measures, and, therefore, may not be comparable to REITs, and, therefore, may not be comparable to received from properties sold during that period and such other REITs. A reconciliation of Annualized such other REITs. adjusted to include a full month of contractual rent for Adjusted EBITDA is included in the Appendix found at properties acquired during that period. We use the end of this presentation. Annualized Cash Rents represents the annualized Contractual Rent when calculating certain metrics monthly Contractual Rent, less any rent reserved for, that are useful to evaluate portfolio credit, asset type, Adjusted Debt represents interest bearing debt multiplied by twelve. industry and geographic diversity and to manage risk. (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, Capitalization Rate represents the Annualized Cash Convertible Notes are the $402.5 million convertible deferred financing costs, cash and cash equivalents Rents on the date of a property disposition divided by notes of the Company due in 2019 and the $345.0 and cash reserves on deposit with lenders as the gross sales price. For Multi-Tenant properties, million convertible notes of the Company due in additional security. By excluding these amounts, the non-reimbursable property costs are deducted from 2021, together. These liabilities are discussed in result provides an estimate of the contractual amount the Annualized Cash Rents prior to computing the greater detail in our financial statements and the of borrowed capital to be repaid, net of cash available disposition Capitalization Rate. notes thereto included in our periodic reports filed to repay it. We believe this calculation constitutes a with the SEC. beneficial supplemental non-GAAP financial CMBS are those notes secured by commercial real disclosure to investors in understanding our financial estate and rents therefrom under which certain Economic Yield is calculated by dividing the condition. A reconciliation of interest bearing debt indirect wholly-owned special purpose entity contractual cash rent, including fixed rent escalations (reported in accordance with GAAP) to Adjusted Debt subsidiaries of the Company are the borrowers. and/or cash increases determined by CPI (increases is included in the Appendix found at the end of this These liabilities are discussed in greater detail in our calculated using a month to month historical CPI presentation. financial statements and the notes thereto included in index) by the initial lease term, expressed as a our periodic reports filed with the SEC. percentage of the Gross Investment. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 25

REPORTING DEFINITIONS AND EXPLANATIONS Initial Cash Yield from properties is calculated by Master Trust Notes (collectively, Master Trust Enterprise Value represents Total Market dividing the first twelve months of contractual cash 2013 and Master Trust 2014) are net-lease Capitalization less cash and cash equivalents and rent (excluding any future rent escalations provided mortgage notes issued under the Spirit Master reserves on deposit with lenders as of the date subsequently in the lease and percentage rent) by Funding Program and the securitization trusts indicated. the Gross Investment in the related properties. Initial established thereunder. Indirect special purpose Equity Market Capitalization is calculated by Cash Yield is a measure (expressed as a entity subsidiaries of the Company are the borrowers. multiplying the number of shares outstanding by the percentage) of the contractual cash rent expected to These liabilities are discussed in greater detail in our closing share price of the Company’s common and be earned on an acquired property in the first year. financial statements and the notes thereto included in preferred stock as of the date indicated. Because it excludes any future rent increases or our periodic reports filed with the SEC. additional rent that may be contractually provided for Fixed Charge Coverage Ratio (FCCR) is the ratio of in the lease, as well as any other income or fees that Net Asset Value (NAV) We believe disclosing Annualized Adjusted EBITDA to Annualized Fixed may be earned from lease modifications or asset information frequently used in the calculation of NAV Charges, a ratio derived from non-GAAP measures dispositions, Initial Cash Yield does not represent the is useful to investors and because it enables and that we use to evaluate our liquidity and ability to annualized investment rate of return of our acquired facilitates calculation of a metric frequently used by obtain financing. Fixed charges consist of interest properties. Additionally, actual contractual cash rent our management as one method to estimate the fair expense and preferred stock dividends, reported in earned from the properties acquired may differ from value of our business. The assessment of the fair accordance with GAAP, less non-cash interest the Initial Cash Yield based on other factors, value of our business is subjective in that it involves expense. Annualized Fixed Charges is calculated by including difficulties collecting anticipated rental estimates and assumptions and can be calculated multiplying fixed charges for the quarter by four. revenues and unanticipated expenses at these using various methods. Therefore, we have properties that we cannot pass on to tenants, as well presented certain information regarding our financial GAAP are the Generally Accepted Accounting as the risk factors set forth in our Annual Report on and operating results, as well as our assets and Principles in the United States. Form 10-K for the year ended December 31, 2016. liabilities that we believe are important in calculating our NAV, but have not presented any specific Gross Investment represents the gross acquisition Lease Expiration is the end of the initial term under methodology nor provided any guidance on the cost including the contracted purchase price and a lease and does not account for extension periods assumptions or estimates that should be used in the related capitalized transaction costs. under the lease. calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 26

REPORTING DEFINITIONS AND EXPLANATIONS Net Book Value represents the Real Estate Tenant represents the legal entity ultimately Unit Level Rent Coverage is used as an indicator of Investment value net of accumulated depreciation. responsible for obligations under the lease individual asset profitability, as well as signaling the agreement or an affiliated entity. Other tenants may property’s importance to our tenants’ financial Occupancy is calculated by dividing the number of operate the same or similar business concept or viability. We calculate this ratio by dividing our economically yielding Owned Properties in the brand. reporting tenants’ trailing 12-month EBITDAR portfolio as of the measurement date by the number (earnings before interest, tax, depreciation, of total Owned Properties on said date. Term Loan refers to a $420.0 million unsecured term amortization and rent) by annual contractual rent. facility which includes an accordion feature which Owned Properties refers to properties owned fee- allows the facility to be increased to up to $600.0 Weighted Average Remaining Lease Term is simple or ground leased by Company subsidiaries as million, subject to obtaining additional lender calculated by dividing the sum product of (a) a stated lessee. commitments. Borrowings may be repaid without revenue or sales price component and (b) the lease premium or penalty, and may be re-borrowed within term for each lease by (c) the sum of the total Real Estate Investment represents the Gross 30 days up to the then available loan commitment. revenue or sale price components for all leases Investment plus improvements less impairment within the sample. charges. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date Weighted Average Stated Interest Rate is Revolving Credit Facility refers to the $800.0 million indicated. calculated by dividing the sum product of (a) coupon unsecured credit facility which matures on March 31, interest rate of each note and (b) the principal 2019. The Revolving Credit Facility includes sublimits Total Debt represents the sum of the principal balance outstanding of each note by (c) the sum of for swingline loans and letter of credit issuances. balances outstanding on interest-bearing debt on the the total principal balances outstanding for all notes Swingline loans and letters of credit reduce Company’s balance sheet as of the date indicated. in the sample. availability under the Revolving Credit Facility. The ability to borrow under the Revolving Credit Facility is Unencumbered Assets represents the assets in our subject to the ongoing compliance with customary portfolio that are not subject to mortgage financial covenants. indebtedness, which we use to evaluate our potential access to capital and in our management of financial Senior Unsecured Notes refers to the $300.0 million risk. The asset value attributed to these assets is the aggregate principal amount of 4.450% senior Real Estate Investment. unsecured notes due 2026. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 27

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Revolving Credit Facilities, Net	$ 129,000	$ 320,000	$ 386,000	$ 112,000
Term Loan, Net	418,672	418,880	419,091	—
Senior Unsecured Notes	295,169	295,135	295,242	295,321
Mortgage and notes payable, Net	2,109,117	2,103,425	2,050,302	2,516,478
Convertible Notes, Net	705,899	709,183	712,510	715,881
Total debt, net	**3,657,857**	**3,846,623**	**3,863,145**	**3,639,680**
Add / (less):				
Unamortized debt discount, net	49,923	46,687	43,327	61,399
Unamortized deferred financing costs	35,086	33,132	31,013	39,572
Cash and cash equivalents	(9,309)	(11,246)	(11,947)	(8,798)
Restricted cash balances held for the benefit of lenders	(12,326)	(52,277)	(99,344)	(105,909)
Total adjustments	**63,374**	**16,296**	**(36,951)**	**(13,736)**
Adjusted Debt	**$ 3,721,231**	**$ 3,862,919**	**$ 3,826,194**	**$ 3,625,944**
Preferred Stock at liquidation value	**$ —**	**$ —**	**$ —**	**$ 172,500**
Adjusted Debt + Preferred Stock	**$ 3,721,231**	**$ 3,862,919**	**$ 3,826,194**	**$ 3,798,444**
Net Income	**$ 12,829**	**$ 23,206**	**$ 5,322**	**$ 35,791**
Add / (Less):				
Interest	46,623	46,826	48,680	47,998
Depreciation and amortization	64,994	64,220	63,673	63,132
Income tax expense (benefit)	165	265	(11)	(25)
Total adjustments	**111,782**	**111,311**	**112,342**	**111,105**
EBITDA	**$ 124,611**	**$ 134,517**	**$ 117,664**	**$ 146,896**
Add / (Less):				
Transaction costs	—	485	2,660	3,216
Real estate acquisition costs	153	424	196	583
Impairments on real estate assets	34,376	15,996	37,737	14,221
Realized gains on sales of real estate assets	(16,217)	(15,273)	(8,707)	(24,909)
Losses (gains) on debt extinguishment	30	(8)	(1,792)	3,415
Total adjustments	**18,342**	**1,624**	**30,094**	**(3,474)**
Adjusted EBITDA	**$ 142,953**	**$ 136,141**	**$ 147,758**	**$ 143,422**
Annualized Adjusted EBITDA	**$ 571,812**	**$ 544,564**	**$ 591,032**	**$ 573,688**
Adjusted Debt / Annualized Adjusted EBITDA	**6.5x**	**7.1x**	**6.5x**	**6.3x**
Adjusted Debt + Preferred / Annualized Adjusted EBITDA	**n/a**	**n/a**	**n/a**	**6.6x**

Fixed Charge Coverage Ratio (FCCR)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Annualized Adjusted EBITDA	$ 571,812	$ 544,564	$ 591,032	$ 573,688
Interest expense	46,623	46,826	48,680	47,998
Less: Non-cash interest	(5,461)	(5,665)	(5,810)	(6,533)
Preferred Stock dividends	—	—	—	2,530
Fixed Charges	**$ 41,162**	**$ 41,161**	**$ 42,870**	**$ 43,995**
Annualized fixed charges	**$ 164,648**	**$ 164,644**	**$ 171,480**	**$ 175,980**
Fixed Charge Coverage Ratio	**3.5x**	**3.3x**	**3.4x**	**3.3x**

Adjusted Debt to Enterprise Value

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Adjusted Debt	**$ 3,721,231**	**$ 3,862,919**	**$ 3,826,194**	**$ 3,625,944**
Enterprise Value	**$ 8,636,749**	**$ 7,255,977**	**$ 7,736,257**	**$ 7,648,630**
Adjusted Debt / Enterprise Value	**43.1%**	**53.2%**	**49.5%**	**47.4%**

Unencumbered Assets to Unsecured Debt

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Unsecured debt:				
Revolving Credit Facility	$ 129,000	$ 320,000	$ 386,000	$ 112,000
Term Loan	420,000	420,000	420,000	—
Senior Unsecured Notes	300,000	300,000	300,000	300,000
Convertible Notes	747,500	747,500	747,500	747,500
Total Unsecured Debt	**$ 1,596,500**	**$ 1,787,500**	**$ 1,853,500**	**$ 1,159,500**
Unencumbered Assets	**$ 4,896,764**	**$ 4,856,317**	**$ 4,875,982**	**$ 4,661,110**
Unencumbered Assets / Unsecured Debt	**3.1x**	**2.7x**	**2.6x**	**4.0x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 28

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company’s Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit’s proposed spin-off of properties leased to Shopko and assets that collateralize Master Trust 2014 and the impact of the spin-off on Spirit’s business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Q4 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2017 29